Exhibit 99.1

SIGA APPOINTS DANIEL LUCKSHIRE AS CHIEF FINANCIAL OFFICER

New York, New York, February 11, 2011 -- SIGA Technologies, Inc. (NASDAQ: SIGA), a company specializing in the development of pharmaceutical agents to combat bio-warfare pathogens, announced today that it had appointed Daniel J. Luckshire as its new Executive Vice President and Chief Financial Officer, effective as of February 10, 2011.

Dr. Eric A. Rose, SIGA’s Chairman and Chief Executive Officer, commented, “Dan is an important part of our continuing efforts to transition SIGA to a commercial-stage company.  We believe that SIGA is well positioned to make the most of its robust pipeline, including especially our lead drug candidate, ST-246®.”

Mr. Luckshire brings to the position more than 15 years of financial analysis and business planning expertise.  His experience prior to joining SIGA includes ten years as an investment banker at Merrill Lynch & Co., where he held various positions of increasing responsibility, as well as several years as a CPA with Price Waterhouse LLP.  Mr. Luckshire holds an MBA from The Wharton School at the University of Pennsylvania and a Bachelor of Science in Accountancy from Villanova University.  Mr. Luckshire will report to Dr. Rose.

About SIGA Technologies, Inc.

SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA believes that it is a leader in the development of pharmaceutical agents to fight potential bio-warfare pathogens. SIGA has antiviral programs targeting smallpox and other Category A pathogens, including arenaviruses (Lassa fever, Junin, Machupo, Guanarito, Sabia, and lymphocytic choriomeningitis), dengue virus, and the filoviruses (Ebola and Marburg). For more information about SIGA, please visit SIGA's web site at http://www.siga.com/.

The SIGA Technologies, Inc. logo is available at www.globenewswire.com/newsroom/prs/?pkgid=4504

Forward-looking Statements
This press release contains certain “forward-looking statements”' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding SIGA’s ability to offer its products for sale to the U.S. government and statements regarding execution of the contract described above or the timing or outcome of the appeal of the small business size protest. Statements other than statements of historical fact are forward-looking statements, and may be identified by, among other things, forward-looking language such as the words or phrases “expect,” “intend,” “believe,” “anticipate,” “estimate,” “may,” “project,” “scheduled to,” “seek,” “should,” “would,” “will be,” “will continue,” “will likely result,” “targeted,” or the negative of those terms, or other similar words and phrases or by discussions of intentions or plans.  Forward-looking statements are based on

SIGA 35 East 62nd Street, New York, NY 10065
Tel 212.672.9100  Fax 212.697.3130 siga.com

management’s estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include (i) the risk that potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (ii) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (iii) the risk that SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (iv) the risk that SIGA may not be able to secure funding from anticipated government contracts and grants, (v) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including patent protection for its products, (vi) the risk that any challenge to our patent and other property rights, if adversely determined, could affect our business and, even if determined favorably, could be costly, (vii) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent seeking or obtaining needed approvals to market these products, (viii) the risk that BARDA may not complete the procurement set forth in its solicitation for the acquisition of smallpox antiviral for the strategic national stockpile, or may complete it on different terms, (ix) the risk that the existing decision of the SBA, the appeal of this decision or another future protest may cause a contract award to us through the RFP process to be delayed or denied, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts, and (xi) the effect of federal, state, and foreign regulation on SIGA’s businesses. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA’s filings with the Securities and Exchange Commission, including SIGA’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, and in other documents that SIGA has filed with the SEC. SIGA urges investors and security holders to read those documents free of charge at the SEC’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the United States of America federal securities laws, we undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Contact:  KCSA Strategic Communications
Todd Fromer / Marybeth Csaby
212-896-1215 / 1236
Tfromer@kcsa.com / mcsaby@kcsa.com

SIGA 35 East 62nd Street, New York, NY 10065
Tel 212.672.9100  Fax 212.697.3130 siga.com